UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                  ---------------------------------------------


        Date of Report (Date of earliest event reported): April 18, 2002


                           TREASURY INTERNATIONAL INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-28514                  98-0160284
----------------------------  -------------------------  ----------------------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                   Identification Number)


                               422 Montana Street
                              Libby, Montana 59923
                    ----------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (406) 293-7199


                                 303 52 Avenue W
                               Claresholm, Alberta
                                 Canada T0L 0T0
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          (Former names or former address, if changed from last report)















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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 18, 2002, the Registrant entered into a Plan of Reorganization and Acquisition wherein the Registrant shall acquire all of the issued and outstanding interests in American Sports Academy, LLC ("ASA") from American Sports History, Inc. in exchange for (i) 100,000 shares of the Registrant's Common Stock, (ii) a $100,000 Promissory Note payable in two years with interest at seven percent per annum, and (iii) five percent of the net profits earned by ASA, payable semi-annually, up to an aggregate amount of $500,000. The Closing is expected to be on or about May 3, 2002.

ASA provides multi-sport youth instructional programs throughout Long Island, New York led by its President and former member of the Baltimore Orioles and New York Mets, Rob Dromerhauser. ASA currently has over 40 camps in five sports (baseball, softball, soccer, wrestling and lacrosse) offered to children between the ages of five to 15. ASA generated $380,000 in revenues for the year-ended December 31, 2001.


ITEM 5.  OTHER EVENTS.

On April 5, 2002, Rob Dromerhauser, President of American Sports Academy, LLC was appointed a Director of the Registrant. Mr. Dromerhauser is a former Major League baseball player and has been active in all phases of sports for children for the past 11 years.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         10.4 Plan of Reorganization, and Acquisition between the Registrant, American Sports Academy, LLC and American Sports History, Inc.


Dated:   April 23, 2002

                                 TREASURY INTERNATIONAL INC.


                                 By:  /s/ Dale Doner
                                     --------------------------------------
                                       Dale Doner
                                       Chief Executive Officer













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                                INDEX TO EXHIBITS


   Exhibit No.                                Description
   -----------                                -----------
      10.4 Plan of Reorganization and Acquisition between Registrant, American Sports Academy and American Sports History, Inc.
















































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